Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form No. S-8 (No. 333-140581) of Mellanox Technologies, Ltd. of our report dated June 29, 2006 except as to the stock split described in Note 15, which is as of February 1, 2007 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman Haifa, Israel
March 22, 2007